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                                                                 EXHIBIT 10.1

                                                             1987 Plan
                                                             as Revised
                                                             12/31/89,
                                                             03/05/93,
                                                             12/01/93,
                                                             01/01/95,
                                                             6/28/96

                              DELTEK SYSTEMS, INC.
                           EMPLOYEE STOCK OPTION PLAN

1.       Purpose

         Deltek Systems, Inc. (the "Company"), a Virginia corporation, hereby establishes a nonqualified stock option plan for key employees. This plan shall be known as the Deltek Systems, Inc. Employee Stock Option Plan (hereinafter called "Plan"). The purpose of this plan is to promote the growth of the company by attracting, retaining and motivating key employees of the Company and encouraging key employees to own stock.

2.       Administration

         (a) The Plan shall be administered by the Company's Board of Directors (the "Board"). The Board shall have the power, subject to the express provisions of the Plan:

                 (1) To determine the recipients of stock options under the Plan, the time of grant of the options, and the number of shares covered by the grant.

                 (2) To prescribe the terms and provisions of each Option Agreement and each Notice of Exercise.

                 (3) To construe and interpret the Plan; to establish, amend, and revoke rules and regulations for the Plan's Administration; and to make all other determinations necessary or advisable for the administration of the Plan.

         (b) No member of the Board shall be liable for any action or determination made in good faith with respect to the Plan or to any option. The Board may grant options from time to time pursuant to the Plan. Options granted pursuant to the Plan shall be evidenced by agreements ("Stock Option Agreement") specifying the number of shares covered thereby, in such form as the Board shall from time to time establish, which Stock Option Agreement may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the terms and conditions of this Plan.
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3.       Participation

         Officers and other key employees of the Company shall be eligible to receive stock options under the Plan. The Board shall designate the recipients of the stock options. Nothing in this Plan or an option granted hereunder shall govern the employment rights and duties between the optionee and the Company. Neither this Plan, nor any grant or exercise pursuant thereto, shall constitute an employment agreement among such parties.

4.       Shares Subject to the Plan

         The shares to be offered under the Plan shall consist of shares of the Company' s authorized but unissued common stock, $ 0.001 par value (hereinafter collectively called "Stock"). Subject to the provisions of Paragraph 12 (relating to changes in the Stock), the aggregate amount of Stock to be issued upon the exercise of all options granted under the Plan shall not exceed 450,000 shares. If any option granted hereunder shall lapse or be cancelled or terminated without being exercised, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares previously issued on account of the exercise of all or part of such options but which have been repurchased by the Company shall also be available for the Plan. The Company shall not be required upon the exercise of any option, to issue or deliver any shares of Stock prior to the completion of such registration or other qualification of such shares under any state or Federal law, rule or regulation as the Company shall determine to be necessary or desirable.

5.       Option Price

         The option price for each option share shall not be less than the fair market value of a share of the Stock on the date the option is granted. The fair market value of the shares shall be determined in good faith by the Company's Board of Directors based upon an independent appraisal, assuming (i) the full exercise of all then outstanding options and rights to acquire Stock and (ii) the full conversion of all then outstanding securities convertible into Stock, which independent appraisal shall be made on at least an annual basis after the closing of the Company's fiscal year.

6.       Option Period

         (a) For the purposes of this Plan, "Long Term Disability" means a disability that entitles the employee to receive





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         benefits pursuant to the Deltek Systems, Inc. long term disability plan covering the employee at the time his or her employment terminates.

         (b) Subject to the provisions of Paragraph 6(c) and the vesting provisions set forth in Paragraph 7, the period for exercising an option granted under this Plan (the "Exercise Period") shall be the period beginning from the date an option is granted and ending ten years from that date, except that the Company at its sole discretion at any time may deem that all options are vested and require the option holder to exercise such options within 90 days.

         (c) If a recipient's employment shall terminate prior to recipient's reaching age 60, for any reason other than Long Term Disability or death, whether with or without cause, any options to the extent vested at the date employment is terminated shall be exercisable (subject to the Company's right to redeem the option in paragraph 10) only during the three months following termination of employment or ten years from the date of grant, whichever is earlier.

         (d) If thirty (30) days prior to the end of the Exercise Period the stock of the Company is not publicly traded in a stock exchange or in the over-the-counter market, the Company shall, at its sole option, either extend the Exercise Period by an additional five (5) years or waive its right of first refusal in paragraph 11.

7.       Vesting Period for Options

         (a) The stock options under the Plan shall vest at a rate of 20% per year of continuous full-time employment. If an employee has been employed for at least one year at the date the option is granted, 20% shall vest immediately. An additional 20% shall vest each year following the date of grant, as long as the employee is still employed full-time throughout the year and has been continuously employed throughout the year. If an employee has been employed full-time for less than one year at the date the option is granted, 20% shall vest at the employee's one-year anniversary, provided the employee was employed full-time continuously during that year. An additional 20% shall vest each year on the employee's anniversary date as long as the employee is still employed full-time and has been continuously employed throughout the year.

         (b) The vesting schedule set forth in Paragraph 7(a) shall not apply during any years (measured from the date of grant) when an employee is not continuously employed full-time. During any year when an employee has been continuously





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         employed full-time, his or her stock options under the Plan shall vest at a rate equal to 20% multiplied by the ratio of (i) the number of hours the employee actually worked during the year to (ii) 1,896 hours.

8.       Payment for Shares

         (a) Full payment for shares purchased shall be made at the time the option is exercised. To the extent the right to purchase shares has accrued under a Stock Option Agreement, options may be exercised from time to time by written "Notice of Exercise" to the Company stating the number of shares being purchased and rights being exercised, accompanied by the payment in full for the shares being purchased and execution of such other documents as the Company may reasonably require or as are required by the Stock Option Agreement. The purchase price of shares sold pursuant to the options shall be tendered in cash with the Notice of Exercise unless another form of payment is specifically approved by the Board. The Company shall issue no certificate for shares until full payment therefore has been made, and a recipient shall have none of the rights of a stockholder until certificates for the shares purchased are issued to him.

         (b) The Company shall be entitled to deduct from other compensation payable to each option holder any sums required by Federal, state, or local tax law to be withheld with respect to the exercise of an option. Alternatively, the Company may require the option holder or other person exercising the option to pay such sums directly to the Company.

9.       Restrictions on Transferability

         (a) For the purposes of this Plan, "Transfer" means (i) to sell, exchange, deliver or assign, dispose of by bequeath or gift, pledge, mortgage, hypothecate or otherwise encumber, or otherwise transfer, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, insolvency, intestacy, descent and distribution and succession) or (ii) the act of Transferring.

         (b) No option granted pursuant to this Plan and no share issued pursuant to the exercise of any such option shall or may be Transferred except as provided in this Plan, without the prior written consent of the Company.

         (c) In the event that at any time or from time to time, any options granted pursuant to this Plan or any shares issued





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         pursuant to the exercise of any such options are Transferred to any party (other than the Company) pursuant to any provision hereof, the transferee shall take such options or shares pursuant to all provisions, conditions and covenants of this Plan, and, as a condition precedent to the Transfer of such options or shares, the transferee shall agree in writing to be bound by all provisions of this Plan as a party hereto, including, without limitation, all restrictions on Transfer.

         (d) Certificates for shares issued pursuant to the exercise of options granted pursuant to this Plan shall bear appropriate reference to the restrictions on Transfer contained in this Plan and such other restrictions as may be required under applicable securities laws.

         (e) The Company will not, nor be compelled to, recognize any Transfer of any options granted pursuant to this Plan or any shares issued pursuant to the exercise of any options granted pursuant to this Plan made other than in accordance with the terms of this Plan. Nor will the Company issue any certificate representing any shares issued pursuant to the exercise of any options granted pursuant to this Plan to any person who has received such shares in a Transfer made other than in accordance with the provisions of this Plan. No Transfer of any options granted pursuant to this Plan or any shares issued pursuant to the exercise of any options granted pursuant to this Plan in violation of the provisions of this Plan shall be valid. Options granted pursuant to this Plan shall be exercisable only by recipient and transferees to whom such options have been Transferred in accordance with the provisions of this Plan.

         (f) Strict compliance shall be required with each and every provision of this Plan and particularly with the procedures set forth in the provisions of Paragraphs 10, 11 and 12 hereof, it being understood and agreed that no recipient of any options granted pursuant to this Plan and no holder of shares issued pursuant to the exercise of any options granted pursuant to this Plan shall have the right or power to Transfer any of such options or shares except in strict compliance with the procedures set forth in the provisions of Paragraphs 10, 11 and 12 hereof. The parties hereto agree that such options and shares are unique, that failure to perform the obligations provided by this Plan shall result in irreparable damage and that specific performance of these obligations may be obtained by suit in equity.

         (g) This paragraph shall be inapplicable if the shares of the Company's stock are publicly traded in a stock exchange or in the over-the-counter market.





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10.      Buy-back Provision

         (a) In the event a recipient ceases to be employed by the Company prior to reaching age 60 for any reason whatsoever other than recipient's death or Long Term Disability (so long as a disabled recipient does not go to work for another company), the Company shall have the right, but not the obligation, to purchase all, but not less than all, of the stock purchased by such employee pursuant to an option granted under this Plan. The purchase price of the stock to be sold to the Company pursuant to this provision shall be the stock's fair market value as of the date the employee's employment ceases determined by the Board of Directors on the same basis as described in Paragraph 5.

         (b) If the Company elects to acquire all of said stock, then within one hundred twenty (120) days after the date such employee's employment ceases or thirty (30) days after the last purchase of the stock pursuant to an option, whichever occurs later, the Company shall send (either by personal delivery or by mailing to the address of the employee or the employee's personal representative at the address shown on the shareholders' records of the Company) written notice of its intention and shall then purchase said shares within thirty (30) days after the date the notice is delivered or mailed.

         (c) In the event that a recipient ceases to be employed by the Company prior to reaching age 60 for any reason whatsoever other than recipient's death or Long Term Disability (so long as a disabled recipient does not go to work for another company) and has not exercised all vested option(s) under this plan (or completed the purchase of shares pursuant to the exercise of any such option(s)) prior to the date employment ceases, the Company shall have the right, but not the obligation (i) to refuse to honor any Notice of Exercise of such options(s), whether received from such employee by the Company before or after such effective date, and (ii) to redeem such options(s) by paying such employee an amount (the "Option Redemption Price") equal to the difference between (i) the exercise price that the recipient would have paid upon the full exercise of such option and (ii) the price that the Company would have paid pursuant to paragraph 10(a) above to repurchase the shares that the recipient would acquire by exercising such option.

         (d) If the Company elects to redeem option(s) pursuant to paragraph 10(c) above, then within one hundred twenty (120) days after the date such employee's employment ceases or thirty (30) days after the Company receives a Notice of Exercise from such employee, whichever occurs later, the





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         Company shall (i) send (either by personal delivery or by mailing to the address of the employee or the employee's personal representative at the address shown on the shareholders, records of the Company) written notice of its intention and then (ii) redeem said option(s) within thirty (30) days after the date the notice is delivered or mailed.

         (e) Payments for any shares or options to be sold to the Company pursuant to this paragraph 10 will, at the option of the Company, be either in cash, notes providing for principal payments amortized over not more than five (5) years with interest at the applicable federal rate as determined under Section 1274 of the Internal Revenue Code, or a combination thereof. The Company shall be entitled to deduct from any such payments any sums required by Federal, state, or local tax law to be withheld with respect to the such payments.

         (f) This paragraph 10 shall become inapplicable if the stock of the Company is publicly traded in a stock exchange or in the over-the-counter market.

         11. Right of First Refusal by Company

         (a)     Options.

                 (1) Prior to Transferring any options granted pursuant to this Plan, the holder of such options or the personal representative of the estate of the holder, if deceased, (the "Offeror") shall first offer such options (the "Offered Options") to the Company by giving written notice to the Secretary of the Company. Such notice shall designate the proposed transferee, the date of the applicable option agreement, the number of shares of stock subject to the Offered Option, the applicable exercise price and the address of the Offeror. The Company shall have the first right to elect to purchase the Offered Options for an amount equal to the difference between (i) the exercise price that the Offeror would have paid upon the full exercise of the Offered Options and (ii) the fair market value of the shares of stock subject to the Offered Option as of the date of the written notice to the Secretary of the Company determined by the Company's Board of Directors on the same basis as described in Paragraph 5.

                 (2) If the Company elects to acquire the Offered Shares, then within ten (10) days after Secretary of Offeror's notice, the Company shall send (either by personal delivery or by mailing to the address shown on





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                 the Offeror's notice) written notice to the Offeror of the
                 Company's intention and shall then purchase the Offered Options within thirty (30) days after the date the Company's notice is delivered or mailed to the Offeror. Payments for the Offered Options to be sold to the Company will, at the option of the Company, be either in cash, notes providing for principal payments amortized over not more than five (5) years with interest at the applicable federal rate as determined under section 1274 of the Internal Revenue Code, or a combination thereof.

                 (3) If the Company does not purchase the Offered Options, the Offeror must carry out the proposed Transfer to the transferee specified in the notice from the Offeror, but only if completed within thirty (30) days after the Offeror's notice. If the Offeror does not carry out the proposed Transfer but wishes to make a later Transfer, the Offeror shall again comply with the terms of this subparagraph (a).

         (b)     Shares.

                 (1) Prior to Transferring any shares issued pursuant to the exercise of options granted pursuant to this Plan to any person other than another shareholder of the Company, the holder of such shares or the personal representative of the estate of the holder, if deceased, ("Offeror") shall first offer such shares (the "Offered Shares") to the Company by giving written notice to the Secretary of the Company. Such notice shall designate the proposed transferee, the number of Offered Shares, and the address of the Offeror. The Company shall have the first right to elect to purchase all, but not less than all, of the Offered Shares for a price equal to the fair market value of the Offered Shares as of the date of the written notice to the Secretary of the Company determined by the Company's Board of Directors on the same basis as described in Paragraph 5.

                 (2) If the Company elects to acquire the Offered Shares, then within ten (10) days after receipt by the Secretary of Offeror's notice, the Company shall send (either by personal delivery or by mailing to the address shown on the Offeror's notice) written notice to the Offeror of the Company's intention and shall then purchase the Offered Shares within thirty (30) days after the date the Company's notice is delivered or mailed to the Offeror. Payments for the Offered Shares to be sold to the Company will, at the option of





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                 the Company, be either in cash, notes providing for principal payments amortized over not more than five (5) years with interest at the applicable federal rate as determined under section 1274 of the Internal Revenue Code, or a combination thereof.

                 (3) If the Company does not purchase the Offered Shares, the Offeror must carry out the proposed Transfer to the transferee specified in the notice from the Offeror, but only if completed within thirty (30) days after the Offeror's notice. If the Offeror does not carry out the proposed Transfer but wishes to make a later Transfer, the Offeror shall again comply with the terms of this subparagraph (b).

         (c) Expiration. This paragraph shall become inapplicable if the stock of the Company is publicly traded in a stock exchange or in the over-the-counter market.


12.      Subchapter S Status

         (a) The Company has elected to be taxed as an "S Corporation" under Subchapter S of the Internal Revenue Code of 1986, as amended,
         Section 1361, et.seq. So long as such election remains in effect and notwithstanding any other provision of this Plan, no option granted hereunder may be exercised if to do so would (i) result in the termination or revocation of such election or (ii) increase the total number of shareholders after such exercise to within ten (10) of the total number of shareholders that an S Corporation is permitted to have. In the event that a recipient of an option granted pursuant to this Plan (or a transferee to whom such options have been Transferred in accordance with the provisions of this Plan) wishes to exercise an option granted pursuant to this Plan and is otherwise entitled to do so but the Company refuses to honor such exercise by reason of the foregoing restriction, the recipient or transferee may, by written notice to the secretary of the Company, require the Company to redeem such option by paying an amount equal to the difference between (i) the exercise price that would have been paid upon the full exercise of such options and (ii) the fair market value of the shares of stock subject to such option as of the date of the written notice to the Secretary of the Company determined by the Company's Board of Directors on the same basis as described in Paragraph 5.

         (b) The Company will not, nor be compelled to, recognize any Transfer or issue any certificate representing any shares issued pursuant to the exercise of options under this





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         Plan to any person who has not delivered to the Company (i) a written undertaking to be bound by the terms and conditions of this Plan and
         (ii) for so long as the Company's status as an S corporation continues, a written consent to the treatment of the Company as an S corporation. The Company will not, nor be compelled to, recognize any Transfer or issue any certificate representing any shares issued pursuant to the exercise of options granted under this Plan to any person the Transfer to whom or to which, in the opinion of the Company's counsel, could disqualify the Company as an S corporation. No Transfer of any shares issued pursuant to the exercise of options granted under this Plan in violation of this provision shall be valid.

         (c) Each holder of any options granted under this Plan or any shares issued pursuant to the exercise of options granted under this Plan agrees to include in his or her will a direction and authorization to his or her executor to comply with the provisions of this Plan and to sell or otherwise Transfer any options or shares only in accordance with this Plan and, if the Company is an S corporation at the time of such Shareholder's death, to take such action as may be necessary to maintain the Company's status as an S corporation; provided, however, that the failure of any holder so to direct his or her executor shall not affect the validity or enforceability of this Plan.

13.      Effect of Changes in Common Stock

         If the Company shall combine, subdivide or reclassify the shares of common stock which have been or may be optioned, or shall declare thereon any dividend payable in shares of common stock, or shall reclassify or take any other action of a similar nature affecting the common stock, then the number and class of shares of stock which may thereafter be optioned (in the aggregate and to any recipient) shall be adjusted accordingly and, in the case of options outstanding at the time of any such action, the number and class of shares which may thereafter be purchased pursuant to such options and the option price per share shall be adjusted to such extent as the Board may determine is necessary to preserve unimpaired the rights of the recipients; provided, however, that any options to purchase fractional shares resulting from any such adjustment shall be eliminated. Each and every such determination by the Board shall be conclusive and binding upon such recipient.

14.      Reorganization

         (a) If the Company shall at any time merge or consolidate with or into another corporation and (1) the Company is not





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         with the surviving entity or (2) the Company is the surviving entity and the shareholders of the Company's common stock are required to exchange their shares for property and/or securities, the holder of each option will thereafter receive, upon the exercise thereof, the securities and/or property to which a holder of the number of shares of common stock then deliverable upon the exercise of such option would have been entitled upon such merger or consolidation, and the Company shall take such steps in connection with such merger or consolidation as may be necessary to assure that the provisions of this Plan shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of such option; provided, however, that under no circumstances shall any option exercise date be accelerated in contemplation of such action. A sale of all or substantially all the assets of the Company for consideration (apart from the assumption of obligations) consisting primarily of securities shall be deemed a merger or consolidation for the foregoing purposes. Notwithstanding the foregoing purposes, the provisions of this paragraph shall be subject to paragraph 6.

         (b) The surviving entity following any reorganization may at any time, in its sole discretion, tender substitute options as it may deem appropriate. However, in no event may the substitute options entitle the optionee to any fewer shares (or at any greater aggregate price) or any less other property than the optionee would be entitled to under the immediately preceding paragraph upon an exercise of the options held prior to the substitution of the new option.

15.      Dissolution of Issuer

         In the event of the proposed dissolution or liquidation of the Company, the options granted hereunder shall terminate as of a date to be fixed by the Board, provided that not less than thirty (30) days, prior written notice of the date so fixed shall be given to the optionee, and the optionee shall have the right, during the period of thirty (30) days preceding such termination, to exercise his option. Notwithstanding the foregoing, the provisions of this paragraph shall be subject to paragraph 6.

16.      Alternation, Termination, Discontinuance, Suspension of Amendment

         The Board reserves the right to alter, terminate, discontinue, suspend or amend the Plan upon at least thirty (30) days advance written notice to all the recipients. The Board may not, however, alter or impair any option





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         previously granted to the recipients under the Plan without their consent.

17.      Compliance with Laws and Regulations

         No option shall be granted or exercised if the grant of such option, or the exercise and the issuance of shares pursuant thereto, would be contrary to the laws or regulations of any duly constituted authority having jurisdiction.

18.      Effective Date of the Plan

         The Plan is effective as of December 16, 1987, as revised on December 31, 1989, March 5, 1993, December 1, 1993, January 1, 1995, and June
         28, 1996.





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